UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
December 7, 2007
Affiliated Computer Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-12665	51-0310342
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
2828 North Haskell Avenue
Dallas, Texas 75204
(Address of principal executive offices, including zip code)
(214) 841-6111
(Registrant’s telephone number including area code)
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
The Securities and Exchange Commission approved an amendment to the New York Stock Exchange (“NYSE”) rules that requires all securities listed on the NYSE on and after January 1, 2008 to be eligible for the Direct Registration System (“DRS”) and any issuer listed on the NYSE to maintain a transfer agent for its securities which is eligible either for DRS operated by the Depository Trust Company or another registered clearing agency. DRS enables a stockholder to have securities registered in his or her name without the issuance of a physical certificate and to electronically transfer his or her securities to a broker-dealer. Accordingly, on December 7, 2007, the Board of Directors of Affiliated Computer Services, Inc. (the “Company”) approved amendments to the Company’s bylaws that were necessary to comply with the amended NYSE rules, and as the result of the Company’s securities being registered on the books of its transfer agent in the name of its stockholders without the issuance of a physical certificate.
The above description of the amendment to the Company’s bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the bylaws of Company, as amended and in effect on December 7, 2007, a copy of which is attached as Exhibit 3.2 hereto and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

EXHIBIT
NUMBER	DESCRIPTION

3.2	Bylaws of Affiliated Computer Services, Inc., as amended and in effect on December 7, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AFFILIATED COMPUTER SERVICES, INC.
Date: January 29, 2008	By:	/s/ Kevin Kyser
		Name:	Kevin Kyser
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

3.2	Bylaws of Affiliated Computer Services, Inc., as amended and in effect on December 7, 2007.

4